Exhibit 99.1
MEDIAALPHA ANNOUNCES SECOND QUARTER 2021
FINANCIAL RESULTS
•Revenue of $157 million, up 27% year over year
•Revenue from Property & Casualty grew 23% year over year to $109 million
•Transaction Value of $257 million, up 46% year over year
Los Angeles, CA (August 12, 2021) – MediaAlpha, Inc. (NYSE: MAX), today announced its financial results for the second quarter ended June 30, 2021.
“We had a strong second quarter, marking our eighth consecutive quarter of Transaction Value growth in excess of 40% year over year,” said Steve Yi, MediaAlpha Co-Founder and CEO. “Our focus on Transaction Value reflects our ability to successfully continue to capture market share and build our leadership as the industry moves online. We are well positioned to drive the industry’s transformation to digital advertising long-term as the most trusted customer acquisition partner to the insurance industry with the largest-scale and most transparent platform.”
Second Quarter 2021 Financial Results
•Revenue of $157.4 million, an increase of 27% year over year;
•Transaction Value of $256.5 million, an increase of 46% year over year;
•Gross margin of 15.9%, compared with 15.7% in the second quarter of 2020;
•Contribution Margin(1) of 16.9%, compared with 16.5% in the second quarter of 2020;
•Net loss was $(0.4) million, compared with net income of $10.1 million in the second quarter of 2020; and
•Adjusted EBITDA(1) was $14.7 million, compared with $13.2 million in the second quarter of 2020.

(1)A reconciliation of GAAP to Non-GAAP financial measures has been provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook
For the third quarter of 2021, MediaAlpha currently expects the following:
•Transaction Value between $260 million - $270 million, representing 22% year-over-year growth at the midpoint of the guidance range;
•Revenue between $158.0 million - $165.0 million, representing 7% year-over-year growth at the midpoint of the guidance range;
•Contribution between $26.0 million - $28.0 million, representing 25% year-over-year growth at the midpoint of the guidance range; and
•Adjusted EBITDA between $14.5 million - $15.5 million, representing 7% year-over-year growth at the midpoint of the guidance range.
For the full year 2021, MediaAlpha currently expects the following:
•Transaction Value between $1,050 million - $1,100 million, representing 32% year-over-year growth at the midpoint of the guidance range;
•Revenue between $680 million - $710 million, representing 19% year-over-year growth at the midpoint of the guidance range;
•Contribution between $114 million - $118 million, representing 25% year-over-year growth at the midpoint of the guidance range; and
•Adjusted EBITDA between $65.0 million - $67.0 million, representing 14% year-over-year growth at the midpoint of the guidance range.
The Company expects total shares outstanding at the end of the third quarter of 2021 to be 60.3 million and 64.6 million on a basic and fully diluted basis, respectively.
With respect to the Company’s projections of Contribution and Adjusted EBITDA under “Financial Outlook,” MediaAlpha is not providing a reconciliation of Contribution or Adjusted EBITDA to the respective GAAP measures because the Company is unable to predict with reasonable certainty the reconciling items that may affect gross profit and net income without unreasonable effort, including equity-based compensation, transaction expenses and income tax expense. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures for the applicable period.
For a detailed explanation of the Company’s non-GAAP measures, please refer to the appendix section of this press release.

Conference Call Information
MediaAlpha will host a Q&A conference call today to discuss the Company's second quarter 2021 results and its financial outlook for the third quarter and full year of 2021 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live audio webcast of the call will be available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com. To register for the webcast, click here. Participants may also dial-in, toll-free, at (833) 350-1346 or internationally at (236) 389-2445 with Conference ID 4065326. An audio replay of the conference call will be available for two weeks following the call and available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com.

We have also posted to our investor relations website a letter to shareholders. We have used, and intend to continue to use, our investor relations website at https://investors.mediaalpha.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the third quarter and full year 2021. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including those more fully described in MediaAlpha’s filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K filed on March 15, 2021, the Form 10-Q filed on May 14, 2021, and the Form 10-Q as of and for the quarter ended June 30, 2021 to be filed on or about August 13, 2021. These factors should not be construed as exhaustive. MediaAlpha disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this shareholder letter.

Non-GAAP Financial Measures and Operating Metrics
This press release includes Adjusted EBITDA, Contribution, and Contribution Margin, which are non-GAAP financial measures. The Company also presents Transaction Value, which is an operating metric not presented in accordance with GAAP. See the appendix for definitions of Adjusted EBITDA, Contribution, Contribution Margin and Transaction Value, as well as reconciliations to the corresponding GAAP financial metrics, as applicable.
We present Transaction Value, Adjusted EBITDA, Contribution, and Contribution Margin because they are used extensively by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage. Accordingly, the Company believes that Transaction Value, Adjusted EBITDA, Contribution, and Contribution Margin provide useful information to investors and others in understanding and evaluating its operating results in the same manner as its management team and board of directors. Each of Transaction Value, Adjusted EBITDA, Contribution, and Contribution Margin has limitations as a financial measure and investors should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

Contacts:
Investors
Investor Relations
IR@MediaAlpha.com
Press
SHIFT
MediaAlpha@SHIFTComm.com

MediaAlpha, Inc. and subsidiaries
Consolidated Balance Sheets
(Unaudited; in thousands, except share data and per share amounts)

	June 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$15,000	$23,554
Accounts receivable, net of allowance for credit losses of $674 and $438, respectively	74,285	96,295
Prepaid expenses and other current assets	5,457	7,950
Total current assets	94,742	127,799
Property and equipment, net	1,060	762
Intangible assets, net	14,059	15,551
Goodwill	18,402	18,402
Deferred tax asset	92,240	31,613
Other assets	15,900	16,210
Total assets	$236,403	$210,337
Liabilities and stockholders' deficit
Current liabilities
Accounts payable	$46,306	$98,249
Accrued expenses	7,472	9,206
Total current liabilities	53,778	107,455
Long-term debt	183,344	182,668
Liabilities under tax receivable agreement, net of current portion	75,757	22,498
Other long-term liabilities	2,750	2,834
Total liabilities	315,629	315,455
Commitments and contingencies (Note 7)
Stockholders' (deficit):
Class A common stock, $0.01 par value - 1.0 billion shares authorized; 38.7 million and 33.4 million shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	387	334
Class B common stock, $0.01 par value - 100 million shares authorized; 21.0 million and 25.5 million shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	210	255
Preferred stock, $0.01 par value - 50 million shares authorized; 0 shares issued and outstanding as of June 30, 2021 and December 31, 2020	—	—
Additional paid-in capital	397,710	384,611
Accumulated Deficit	(418,876)	(418,973)
Total stockholders' (deficit) attributable to MediaAlpha, Inc.	$(20,569)	$(33,773)
Non-controlling interest	(58,657)	(71,345)
Total stockholders' (deficit)	$(79,226)	$(105,118)
Total liabilities and stockholders' deficit	$236,403	$210,337

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Operations
(Unaudited; in thousands, except share data and per share amounts)

	Three months ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$157,353	$123,616	$330,941	$243,061
Cost and operating expenses
Cost of revenue	132,304	104,193	279,483	204,862
Sales and marketing	5,717	2,814	11,101	5,950
Product development	3,835	1,873	7,150	3,716
General and administrative	13,582	3,055	29,328	6,302
Total cost and operating expenses	155,438	111,935	327,062	220,830
Income from operations	1,915	11,681	3,879	22,231
Other expenses, net	171	—	21	—
Interest expense	2,237	1,535	4,538	3,250
Total other expense	2,408	1,535	4,559	3,250
(Loss) income before income taxes	(493)	10,146	(680)	18,981
Income tax (benefit)	(125)	—	(489)	—
Net (loss) income	$(368)	$10,146	$(191)	$18,981
Net income attributable to QLH prior to Reorganization Transactions	—	10,146	—	18,981
Net (loss) attributable to non-controlling interest	(171)	—	(288)	—
Net (loss) income attributable to MediaAlpha, Inc.	$(197)	$—	$97	$—
Net (loss) income per share of Class A common stock
-Basic and diluted	$(0.01)	$—	$0.00	$—
Weighted average shares of Class A common stock outstanding
-Basic and diluted	37,667,432	—	35,414,548	—

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities
Net (loss) income	$(191)	$18,981
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Non-cash equity-based compensation expense	22,123	1,156
Depreciation expense on property and equipment	173	137
Amortization of intangible assets	1,492	1,603
Amortization of deferred debt issuance costs	694	226
Bad debt expense	235	219
Deferred taxes	(865)	—
Tax receivable agreement liability adjustments	(156)	—
Changes in operating assets and liabilities:
Accounts receivable	21,775	(974)
Prepaid expenses and other current assets	2,472	(261)
Other assets	310	(4,625)
Accounts payable	(51,940)	25,167
Accrued expenses	(1,922)	(2,344)
Net cash (used in) provided by operating activities	(5,800)	39,285
Cash flows from investing activities
Purchases of property and equipment	(470)	(92)
Purchase of cost method investment	—	(10,000)
Net cash (used in) investing activities	(470)	(10,092)
Cash flows from financing activities
Proceeds received from:
Revolving line of credit	—	7,500
Payments made for:
Repayments on revolving line of credit	—	(7,500)
Repayments on long-term debt	—	(812)
Repurchase of Class B units at QLH up to fair value	—	(1,453)
Distributions	(110)	(10,527)
Shares withheld for taxes on vesting of restricted stock units	(2,174)	—
Net cash (used in) financing activities	(2,284)	(12,792)
Net (decrease) increase in cash and cash equivalents	(8,554)	16,401
Cash and cash equivalents, beginning of period	23,554	10,028
Cash and cash equivalents, end of period	$15,000	$26,429

Key business and operating metrics
Transaction Value
We define “Transaction Value” as the total gross dollars transacted by our partners on our platform. Transaction Value is a direct driver of revenue, with differing revenue recognition based on the economic relationship we have with our partners. Our partners use our platform to transact via open and private platform transactions. In our open platform model, revenue recognized represents the Transaction Value and revenue share payments to our supply partners represent costs of revenue. In our private platform model, revenue recognized represents a platform fee billed to the demand partner or supply partner based on an agreed-upon percentage of the Transaction Value for the Consumer Referrals transacted, and accordingly there are no associated costs of revenue. We utilize Transaction Value to assess revenue and to assess the overall level of transaction activity through our platform. We believe it is useful to investors to assess the overall level of activity on our platform and to better understand the sources of our revenue across our different transaction models and verticals.

The following table presents Transaction Value by platform model for the three and six months ended June 30, 2021 and 2020:

	Three months ended June 30,		Six months ended June 30,
(dollars in thousands)	2021	2020	2021	2020
Open platform transactions	$152,522	$120,962	$321,870	$237,984
Percentage of total Transaction Value	59.5%	69.0%	62.0%	69.7%
Private platform transactions	104,005	54,245	197,119	103,271
Percentage of total Transaction Value	40.5%	31.0%	38.0%	30.3%
Total Transaction Value	$256,527	$175,207	$518,989	$341,255

The following table presents Transaction Value by vertical for the three months ended June 30, 2021 and 2020:

	Three months ended June 30,		Six months ended June 30,
(dollars in thousands)	2021	2020	2021	2020
Property & Casualty insurance	$176,646	$124,772	$360,073	$229,632
Percentage of total Transaction Value	68.9%	71.2%	69.4%	67.3%
Health insurance	47,240	31,743	97,583	65,089
Percentage of total Transaction Value	18.4%	18.1%	18.8%	19.1%
Life insurance	13,933	9,774	28,374	20,089
Percentage of total Transaction Value	5.4%	5.6%	5.5%	5.9%
Other (1)	18,708	8,918	32,959	26,445
Percentage of total Transaction Value	7.3%	5.1%	6.4%	7.7%
Total Transaction Value	$256,527	$175,207	$518,989	$341,255

(1)Our other verticals include Travel, Education and Consumer Finance.

Contribution and Contribution Margin
We define “Contribution” as revenue less revenue share payments and online advertising costs, or, as reported in our consolidated statement of operations, revenue less cost of revenue (i.e. gross profit), as adjusted to exclude the following items from cost of revenue: equity-based compensation; salaries, wages, and related; internet and hosting; amortization; depreciation; other services; and merchant-related fees. “Contribution Margin” represents Contribution expressed as a percentage of revenue for the same period. Contribution and Contribution Margin are non-GAAP financial measures that we present to supplement the financial information we present on a GAAP basis. We use Contribution and Contribution Margin to measure the return on our relationships with our supply partners (excluding certain fixed costs), the financial return on and efficacy of our online advertising costs to drive consumers to our proprietary websites, and our operating leverage. We do not use Contribution and Contribution Margin as measures of overall profitability. We present Contribution and Contribution Margin because they are used by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage.
The following table reconciles Contribution with gross profit, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three and six months ended June 30, 2021 and 2020:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2021	2020	2021	2020
Revenue	$157,353	$123,616	$330,941	$243,061
Less cost of revenue	(132,304)	(104,193)	(279,483)	(204,862)
Gross profit	25,049	19,423	51,458	38,199
Adjusted to exclude the following (as related to cost of revenue):
Equity-based compensation	442	20	842	41
Salaries, wages, and related	558	385	1,022	741
Internet and hosting	108	98	211	221
Other expenses	111	68	216	136
Depreciation	8	6	15	11
Other services	256	209	547	428
Merchant-related fees	139	165	230	317
Contribution	26,671	20,374	54,541	40,094
Gross margin	15.9%	15.7%	15.5%	15.7%
Contribution Margin	16.9%	16.5%	16.5%	16.5%

Adjusted EBITDA
We define “Adjusted EBITDA” as net income excluding interest expense, income tax benefit (expense), depreciation expense on property and equipment, and amortization of intangible assets, as well as equity-based compensation expense and certain other expenses as listed in the table below. Adjusted EBITDA is a non-GAAP financial measure that we present to supplement the financial information we present on a GAAP basis. We monitor and present Adjusted EBITDA because it is a key measure used by our management to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of Adjusted EBITDA. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. In addition, presenting Adjusted EBITDA provides investors with a metric to evaluate the capital efficiency of our business.
The following table reconciles Adjusted EBITDA with net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three and six months ended June 30, 2021 and 2020.

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2021	2020	2021	2020
Net income	$(368)	$10,146	$(191)	$18,981
Equity-based compensation expense	11,521	681	22,123	1,947
Interest expense	2,237	1,535	4,538	3,250
Income tax (benefit)	(125)	—	(489)	—
Depreciation expense on property and equipment	91	70	173	137
Amortization of intangible assets	746	799	1,492	1,603
Transaction expenses(1)	66	—	2,731	—
Employee-related costs(2)	99	—	349	—
SOX implementation costs(3)	297	—	449	—
Changes in TRA related liability(4)	—	—	(156)	—
Reduction in Tax Indemnification Receivable(5)	147	—	147	—
Adjusted EBITDA	$14,711	$13,231	$31,166	$25,918
(1)Transaction expenses include $0.1 million and $2.7 million of expenses incurred by us for the three and six months ended June 30, 2021, respectively, for legal, accounting, and other consulting fees in connection with the Secondary Offering.
(2)Employee-related costs include $0.1 million and $0.3 million of expenses incurred by us for the three and six months ended June 30, 2021, respectively, for amounts payable to recruiting firms in connection with the hiring of certain executive officers as we transition to being a publicly-reporting company.
(3)SOX implementation costs include $0.3 million and $0.4 million of expenses incurred by us for the three and six months ended June 30, 2021, respectively, for third-party consultants to assist us with the development, implementation, and documentation of new and enhanced internal controls and processes for compliance with SOX Section 404(b).  For the three months ended June 30, 2021, we updated our Adjusted EBITDA definition to exclude these costs and accordingly determined that it was appropriate to recast our Adjusted EBITDA calculation for the three months ended March 31, 2021 to exclude these costs of $0.2 million.

(4)Changes in TRA related liability include $0.2 million of income for the six months ended June 30, 2021 due to a change in the estimated future state tax benefits resulting in reduction of the TRA liability created in connection with the Reorganization Transactions.

(5)Reduction in Tax Indemnification Receivable includes $0.1 million of expenses incurred by us for the three and six months ended June 30, 2021 related to a reduction in the tax indemnification receivable recorded in connection with the Reorganization Transactions.